EXHIBIT 99.7

News Release
For more information contact:

Analyst/Investors please contact:
Barry Zwarenstein, Iomega Corporation, (858) 314-7188

Media please contact:
Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

IOMEGA REPORTS 2003 FOURTH QUARTER AND FULL YEAR RESULTS

SAN DIEGO, January 22, 2004 – Iomega Corporation (NYSE: IOM) today reported revenue of $93.4 million and a net loss of $15.5 million, or $0.30 per share, for the quarter ended December 31, 2003. The net loss included an income tax charge of $6.7 million relating to an increase in the valuation allowance for net deferred tax assets, partially offset by $3.1 million of miscellaneous favorable tax adjustments. Also included in the loss was $4.5 million of pre-tax restructuring charges. In comparison, fourth quarter 2002 revenue was $153.8 million and net income was $17.8 million, or $0.35 per diluted share. Full year 2003 revenue was $391.3 million, with a net loss of $18.9 million, or $0.37 per share, compared with full year 2002 revenue of $614.4 million and 2002 net income of $34.7 million, or $0.68 per diluted share. Included in the 2003 net loss were pre-tax restructuring charges of $16.5 million of which $5.0 million was recorded in cost of goods sold. Included in 2002 net income were charges relating to the sale of Iomega’s Penang, Malaysia manufacturing subsidiary consisting of $10.7 million in pre-tax impairment charges and $26.8 million in related net tax provisions, and a reversal of $2.4 million of pre-tax restructuring charges.

Fourth quarter 2003 operating loss was $20.4 million, compared to operating income of $23.2 million in the prior year. Fourth quarter 2003 operating loss included $4.5 million of pre-tax restructuring charges. Fourth quarter 2002 operating income included $7.5 million of favorable changes in estimates of accruals for marketing and sales programs and a gain of $2.9 million from the settlement of a legal dispute.

Fourth quarter 2003 revenue of $93.4 million decreased $60.4 million, or 39%, compared to fourth quarter 2002 revenue of $153.8 million. The decrease was primarily due to decreased Zip product line revenues, partially offset by increases in sourced branded product sales. Fourth quarter 2003 gross margin percentage was 22.1% compared to 40.7% for fourth quarter 2002.

Fourth quarter 2003 operating expenses were $41.0 million, compared with $39.4 million in fourth quarter 2002. Fourth quarter 2003 operating expenses included $4.5 million of pre-tax restructuring charges and a $1.2 million charge related to compensation on the Company’s stock options as a result of the one-time cash dividend. Fourth quarter 2002 operating expenses included $3.3 million of favorable changes in estimates of marketing accruals and a $1.5 million gain from the settlement of a legal dispute.

During fourth quarter 2003, the Company’s total cash, cash equivalents, and temporary investments declined by $269.1 million to $168.9 million as of December 31, 2003. The reduction in cash during the quarter was primarily due to the $257.2 million distribution of the previously announced one-time cash dividend of $5.00 per share, which was paid to shareholders on October 1, 2003. With respect to the taxation of the dividend, the Company believes it is most probable that the taxable portion of the $5.00 dividend will fall within a range of approximately $0.20 to $0.50. The balance of the $5.00 dividend will be treated as either a return of capital or a capital gain depending on each shareholder’s basis in the stock. This estimate is currently under review with outside tax advisors and the Company expects to finalize this matter in early February.

“Although I am disappointed in our financial results during the fourth quarter and full year 2003, I am encouraged by the progress we have made in other areas during the year,” stated Werner Heid, president and CEO, Iomega Corporation. “We successfully reduced operating expenses through extensive restructuring initiatives, paid a substantial one-time cash dividend to our shareholders, and successfully grew revenue in our sourced branded business. In the fourth quarter, we reoriented our NSS strategy to stem the losses we have been incurring at the upper end of our target market. Most importantly, we made considerable progress on our two new technology platforms. Our REV product, incorporating a removable hard drive with a capacity of 35GB native and 90GB compressed, is targeted for release at the end of this quarter. In the summer, we plan to release the DCT system, which is a PCMCIA form factor drive with a removeable 1.5GB media. We believe DCT has considerable potential in small form factor, mobile consumer electronic applications and as a data storage device. Our employees are achieving great things in preparing for the REV and DCT launches, and these new product platforms will make 2004 an exciting year for Iomega.”

“Looking ahead, it is however unlikely that we can return to profitability for the next few quarters as our Zip product sales continue to decline and as we complete the development of and incur the substantial launch costs for REV and DCT, with the goal to ramp these two products to deliver positive operating results,” continued Heid. “In the meantime, we will continue to take the necessary actions to minimize these losses and diminish the drain on our considerable cash resources.”

Fourth quarter 2003 Zip revenue of $47.4 million decreased $63.1 million, or 57%, from fourth quarter 2002. The decline reflects the continuing trend away from Zip products to other products. The fourth quarter 2003 Zip product line gross margin percentage of 44.8% decreased from 51.2% in the same period a year ago. The decline in gross margin was driven by the weaker revenue and the related increased overhead on a per unit basis. Fourth quarter 2003 Zip product profit margin (PPM) was $18.4 million, compared with $46.2 million in fourth quarter 2002 due to lower revenue and lower gross margin percentage, partially offset by lower operating expenses.

The sourced branded business, made up of optical, hard disk, flash and floppy drives, achieved fourth quarter 2003 revenues of $40.7 million, an increase of $7.2 million, or 22%, versus fourth quarter 2002. The revenue increase was driven by strong consumer demand for storage solutions, the strength of the Iomega brand and channel relationships, and an increasingly broad product offering. The fourth quarter 2003 product loss for the sourced branded business was $1.1 million, compared to a product loss of $1.0 million in the fourth quarter of 2002.

Fourth quarter 2003 NSS product sales of $3.7 million, decreased by $0.9 million compared to fourth quarter 2002. The NSS product loss in fourth quarter 2003 was $6.1 million compared to a product loss of $2.1 million in fourth quarter 2002. Included in the fourth quarter 2003 product loss were $2.3 million in charges for inventory write-downs and other charges following the decision to reorient our NSS product strategy.

During fourth quarter 2003, operational, engineering and product marketing expenses incurred in connection with the new product technologies under development, REV and DCT, were $7.6 million. The Company also capitalized an additional $1.5 million during the quarter, primarily for supplier tooling and manufacturing equipment. During first quarter 2004, the Company expects to incur a further $7 million to $9 million in expenses to continue development of REV and DCT and to launch REV, and invest a further $4 million to $6 million in supplier tooling and manufacturing equipment, relating to these two technologies.

Please refer to the attached supplemental information schedule for unit information by product line and revenue by region.

Conference Call Information

AS PREVIOUSLY ANNOUNCED, THE COMPANY WILL HOLD A CONFERENCE CALL BEGINNING AT 4:30 P.M. EST TODAY TO DISCUSS IOMEGA’S FOURTH QUARTER AND FULL YEAR RESULTS. A SIMULTANEOUS WEBCAST OF THE CONFERENCE CALL AND REPLAYS FOR TWO WEEKS WILL BE AVAILABLE AT http://www.iomega.com.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega’s award-winning storage products include the popular Zip® 100MB, 250MB and 750MB drives, high-performance Iomega® HDD External Hard Drives in desktop and network configurations, Iomega Mini USB Drives and Micro Mini USB Drives, Iomega external CD-RW drives, Iomega Super DVD drives and the Iomega Floppy USB-Powered Drive. Iomega simplifies data protection and sharing at home and in the workplace with Iomega Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 2TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at http://www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding plans to stem the losses in the NSS product line, the plan to release the REV product at the end of first quarter 2004, the plan to release the DCT product during summer 2004, statements regarding timing for a return to profitability, plans to continue to take necessary actions to minimize losses and diminish the drain on cash resources, the goal to ramp REV and DCT products to deliver positive operating results, the amount of estimated first quarter 2004 expenses to continue the development of REV and DCT and to launch REV, and the estimated amount of first quarter 2004 expenses for supplier tooling and manufacturing equipment relating to REV and DCT, the estimated tax treatment of the one-time cash dividend paid on October 1, 2003, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations.

Factors that could cause or contribute to such differences include unforeseen difficulties in the timing or sales ramp of the REV product planned for first quarter 2004, unforeseen difficulties in the timing or sales ramp of the DCT product planned for summer 2004, level of retail and OEM market acceptance of and demand for the Company’s products including new REV and DCT products, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company’s success in timely producing and marketing its products, increased acceleration of the revenue decline on the Zip product line, the Company’s inability to achieve profitability on its NSS, HDD, and Optical product lines, technical difficulties, supplier constraints, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, the Company’s inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Form 10-Q and Annual Report on Form 10-K.

# # #

Copyright© 2004 Iomega Corporation. All rights reserved. Iomega, Zip, HotBurn, Active Disk and ioLink are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                      For the Three Months Ended
                                                   ----------------------------------------------------------------
                                                    Dec. 31,     % of       Dec. 31,    % of     Sept. 28,   % of
                                                      2003       Sales        2002      Sales      2003     Sales
                                                   ---------- ----------  ----------- --------  --------- ---------
Sales                                                $93,370     100.0%     $153,842   100.0%    $90,990    100.0%
Cost of Sales  (a)                                    72,739      77.9%       91,199    59.3%     72,817     80.0%
                                                   ---------- ----------  ----------- --------  --------- ---------
   Gross margin                                       20,631      22.1%       62,643    40.7%     18,173     20.0%
                                                   ---------- ----------  ----------- --------  --------- ---------

Operating Expenses:
  Selling, general and administrative                 28,707      30.7%       29,822    19.4%     26,254     28.9%
  Research and development                             7,787       8.3%        9,648     6.3%      7,545      8.3%
  Restructuring charges (reversals)                    4,508       4.8%          (25)   (0.0%)     7,007      7.7%
                                                   ---------- ----------  ----------- --------  --------- ---------
     Total operating expenses                         41,002      43.9%       39,445    25.6%     40,806     44.9%
                                                   ---------- ----------  ----------- --------  --------- ---------
Operating Income (Loss)                              (20,371)    (21.8%)      23,198    15.1%    (22,633)   (24.9%)
  Interest and other income and expense, net             926       1.0%        1,051     0.7%        561      0.6%
                                                   ---------- ----------  ----------- --------  --------- ---------
Income (Loss) Before Income Taxes                    (19,445)    (20.8%)      24,249    15.8%    (22,072)   (24.3%)
(Provision) Benefit for Income Taxes                   3,948       4.2%       (6,449)   (4.2%)     8,988      9.9%
                                                   ---------- ----------  ----------- --------  --------- ---------
Net Income (Loss)                                   ($15,497)    (16.6%)     $17,800    11.6%   ($13,084)   (14.4%)
                                                   ========== ==========  =========== ========  ========= =========

Basic Earnings (Loss) Per Share                       ($0.30)                  $0.35              ($0.25)
                                                   ==========             ===========           =========
Diluted Earnings (Loss) Per Share                     ($0.30)                  $0.35              ($0.25)
                                                   ==========             ===========           =========
Weighted Average Common Shares Outstanding            51,463                  51,209              51,372
                                                   ==========             ===========           =========
Weighted Average Common Shares Assuming Dilution      51,463                  51,258              51,372
                                                   ==========             ===========           =========

(a) Q3 2003 cost of sales includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                 For the Three Months Ended
                                               ----------------------------------------------------------------
                                                Dec. 31,     % of       Dec. 31,    % of     Sept. 28,   % of
                                                  2003       Sales        2002      Sales      2003     Sales
                                               ---------- ----------  ----------- --------  --------- ---------
Sales:
  Mobile and Desktop Storage:
     Zip                                         $47,384      50.7%     $110,450    71.8%    $58,953     64.8%
     Optical (1)                                  22,080      23.6%       22,416    14.6%     15,575     17.1%
     Jaz                                           1,046       1.1%        2,307     1.5%      1,024      1.1%
     PocketZip                                        31       0.0%          661     0.4%         23      0.0%
     Other mobile and desktop storage products    19,163      20.5%       13,472     8.8%     11,793     13.0%
   Network storage products (2)                    3,666       3.9%        4,536     2.9%      3,622      4.0%
                                               ----------             -----------           ---------
        Total Sales                              $93,370                $153,842             $90,990
                                               ==========             ===========           =========
Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip (3)                                     $18,403                 $46,215             $14,993
     Optical (1)                                  (1,946)                    384              (1,285)
     Jaz                                              57                   1,069                (218)
     PocketZip                                       (22)                    615                  (6)
     Other mobile and desktop storage products       690                    (402)               (679)
   Network storage products (2) (4)               (6,060)                 (2,116)             (3,666)
   New technologies (5)                           (7,569)                 (3,282)             (7,022)
                                               ----------             -----------           ---------
        Total Product Profit Margin                3,553                  42,483               2,117
Common:
   General corporate expenses                    (19,416)                (19,310)            (17,743)
   Restructuring (charges) reversals              (4,508)                     25              (7,007)
   Interest and other income and expense, net        926                   1,051                 561
                                               ----------             -----------           ---------
Income (Loss) Before Income Taxes               ($19,445)                $24,249            ($22,072)
                                               ==========             ===========           =========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
(2) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
    for consistent presentation.
(3) Q3 2003 Zip PPM includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(4) Q4 2003 Network storage products PPM loss includes $2.3 million associated with inventory reserves and other charges recorded in association with the Company's reorientation of its product offerings.
(5) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
    for consistent presentation.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                          For the Twelve Months Ended
                                                   -------------------------------------------
                                                    Dec. 31,     % of       Dec. 31,    % of
                                                      2003       Sales        2002      Sales
                                                   ---------- ----------  ----------- --------
Sales                                               $391,344     100.0%     $614,363   100.0%
Cost of Sales (a)                                    281,068      71.8%      378,239    61.6%
                                                   ---------- ----------  ----------- --------
   Gross margin                                      110,276      28.2%      236,124    38.4%
                                                   ---------- ----------  ----------- --------
Operating Expenses:
  Selling, general and administrative                104,416      26.7%      130,438    21.2%
  Research and development                            31,555       8.1%       36,249     5.9%
  Restructuring charges (reversals)                   11,437       2.9%       (2,423)   (0.4%)
                                                   ---------- ----------  ----------- --------
     Total operating expenses                        147,408      37.7%      164,264    26.7%
                                                   ---------- ----------  ----------- --------
Operating Income (Loss)                              (37,132)     (9.5%)      71,860    11.7%
  Interest and other income and expense, net           4,536       1.2%        4,029     0.7%
                                                   ---------- ----------  ----------- --------
Income (Loss) Before Income Taxes                    (32,596)     (8.3%)      75,889    12.4%
(Provision) Benefit for Income Taxes                  13,735       3.5%      (41,170)   (6.7%)
                                                   ---------- ----------  ----------- --------
Net Income (Loss)                                   ($18,861)     (4.8%)     $34,719     5.7%
                                                   ========== ==========  =========== ========

Basic Earnings (Loss) Per Share                       ($0.37)                  $0.68
                                                   ==========             ===========
Diluted Earnings (Loss) Per Share                     ($0.37)                  $0.68
                                                   ==========             ===========
Weighted Average Common Shares Outstanding            51,357                  51,214
                                                   ==========             ===========
Weighted Average Common Shares Assuming Dilution      51,357                  51,363
                                                   ==========             ===========

(a) 2003 cost of sales includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                      For the Twelve Months Ended
                                               -------------------------------------------
                                                Dec. 31,     % of       Dec. 31,    % of
                                                 2003       Sales        2002      Sales
                                               ---------- ----------  ----------- --------
Sales:
  Mobile and Desktop Storage:
     Zip                                        $246,090      62.9%     $478,523    77.9%
     Optical (1)                                  71,853      18.4%       79,493    12.9%
     Jaz                                           4,977       1.3%       14,040     2.3%
     PocketZip                                       174       0.0%          996     0.2%
     Other mobile and desktop storage products    55,601      14.2%       34,150     5.6%
   Network storage products (2)                   12,649       3.2%        7,161     1.2%
                                               ----------             -----------
        Total Sales                             $391,344                $614,363
                                               ==========             ===========
Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip (3)                                     $89,310                $175,437
     Optical (1)                                  (1,532)                 (3,633)
     Jaz                                           1,169                   5,157
     PocketZip                                       125                   1,434
     Other mobile and desktop storage products       593                  (6,405)
   Network storage products (2) (6)              (17,943)                 (5,547)
   New technologies (4)                          (25,530)                 (8,669)
                                               ----------             -----------
        Total Product Profit Margin (5)           46,192                 157,774
Common:
   General corporate expenses                    (71,887)                (88,337)
   Restructuring (charges) reversals             (11,437)                  2,423
   Interest and other income and expense, net      4,536                   4,029
                                               ----------             -----------
Income (Loss) Before Income Taxes               ($32,596)                $75,889
                                               ==========             ===========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
(2) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
    for consistent presentation.
(3) 2003 Zip PPM includes restructuring charges of $5.0 million associated with contract cancellations and reimbursement of supplier restructuring costs.
(4) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
    for consistent presentation.
(5) 2002 PPM included $10.7 million of impairment charges associated with the sale of its Penang operation (primarily allocated to Zip).
(6) 2003 Network storage products PPM loss includes $2.3 million associated with inventory reserves and other charges recorded in association with the Company's reorientation of its product offerings.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                Dec. 31,   Dec. 31,    Sept. 28,
                                                  2003       2002         2003
                                               ---------- ----------  -----------
ASSETS:
  Cash and cash equivalents                     $122,591   $241,519     $147,382
  Cash reserved for dividend                           0          0      257,247
                                               ---------- ----------  -----------
      Total Cash and Cash Equivalents            122,591    241,519      404,629
  Restricted cash                                    200      3,800          200
  Temporary investments                           46,140    208,545       33,208
  Trade receivables                               37,234     54,477       36,646
  Inventories                                     23,745     40,525       25,960
  Deferred taxes                                  17,790     27,573       17,688
  Other current assets                            12,490     14,490       10,925
                                               ---------- ----------  -----------
      Total Current Assets                       260,190    590,929      529,256
  Property, plant and equipment (net)             16,053     18,102       15,980
  Intangible and other assets                     16,287     18,568       16,808
                                               ---------- ----------  -----------
                                                $292,530   $627,599     $562,044
                                               ========== ==========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $38,000    $60,131      $32,326
  Dividend payable                                     0          0      257,247
  Other current liabilities                       85,095     99,078       82,994
                                               ---------- ----------  -----------
      Total Current Liabilities                  123,095    159,209      372,567
  Deferred taxes                                  30,076     55,107       36,352
  Long-term liabilities                            1,471      2,244        1,414
  Stockholders' equity                           137,888    411,039      151,711
                                               ---------- ----------  -----------
                                                $292,530   $627,599     $562,044
                                               ========== ==========  ===========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                               For the Twelve Months Ended
                                                               ---------------------------
                                                                Dec. 31,         Dec. 31,
                                                                  2003             2002
                                                               ----------      -----------
Cash Flows from Operating Activities:
   Net Income (Loss)                                            ($18,861)         $34,719
   Non-Cash Revenue and Expense Adjustments                          961           91,693
                                                               ----------      -----------
                                                                 (17,900)         126,412
   Changes in Assets and Liabilities:
      Trade receivables                                           19,012           37,987
      Restricted cash                                              3,600              173
      Inventories                                                 15,883            7,749
      Other current assets                                         6,937            1,112
      Accounts payable                                           (22,131)           5,376
      Accrued restructuring                                        4,163          (11,771)
      Other current liabilities and income taxes                 (23,083)         (33,974)
                                                               ----------      -----------
         Net cash (used in) provided by operating activities     (13,519)         133,064
                                                               ----------      -----------
Cash Flows from Investing Activities:
   Purchases of property, plant and equipment                     (8,430)          (7,326)
   Sales of temporary investments                                776,613          231,213
   Purchases of temporary investments                           (616,617)        (335,851)
   Proceeds from Penang sale (net of $7 mill. in cash)                 0            3,369
   Net change in other assets and other liabilities                 (424)             431
                                                               ----------      -----------
       Net cash provided by (used in) investing activities       151,142         (108,164)
                                                               ----------      -----------
Cash Flows from Financing Activities:
   Payment of cash dividend                                     (257,247)               0
   Proceeds from sales of Common Stock                               696              245
   Net payments on leases and other obligations                        0             (651)
   Purchases of Common Stock                                           0           (2,924)
                                                               ----------      -----------
       Net cash used in financing activities                    (256,551)          (3,330)
                                                               ----------      -----------
Net Increase (Decrease) in Total Cash and Cash Equivalents      (118,928)          21,570
Total Cash and Cash Equivalents at Beginning of Period           241,519          219,949
                                                               ----------      -----------
Total Cash and Cash Equivalents at End of Period                $122,591         $241,519
                                                               ==========      ===========

IOMEGA CORPORATION
Supplemental Information
Fourth Quarter 2003
(Unaudited)

                                                               Revenue by Region
($Millions)                                           Q4 2003           Q4 2002         Yr/Yr Change        Q3 2003    Qtr/Qtr Change
-------------------------------------------------------------------------------------------------------------------------------------
Americas                                                $50               $96               ($46)              $59               ($9)
Europe                                                  $37               $48               ($11)              $24               $13
Asia                                                     $6               $10                ($4)               $8               ($2)
                                                 ------------------------------------------------------------------------------------
Total Revenue                                           $93              $154               ($61)              $91                $2

                                             Regional Revenue as a Percentage of Total Revenue
                                                     Q4 2003            Q4 2002                              Q3 2003
----------------------------------------------------------------------------------------------------------------------
Americas                                                53%               63%                                  65%
Europe                                                  40%               31%                                  26%
Asia                                                     7%                6%                                   9%
                                                 -----------------------------                          --------------
Total Revenue                                          100%              100%                                 100%

                                                                         Product Platform Data
                                                                    (in thousands, except for NAS units)
                                              Q4 2002            Q1 2003           Q2 2003            Q3 2003           Q4 2003
-------------------------------------------------------------------------------------------------------------------------------------

Mobile and Desktop Storage Systems

     Zip Drive Units                                    949               600                621               582               418
     Unit Change Yr/Yr                                 (24%)             (46%)              (36%)             (43%)             (56%)
     Iomega OEM                                         462               289                348               312               193
     OEM Unit Change Yr/Yr                             (28%)             (49%)              (37%)             (45%)             (58%)
     Iomega OEM %                                       49%               48%                56%               54%               46%
     Zip Disk Units                                   5,685             4,676              3,351             3,317             3,170
     Unit Change Yr/Yr                                 (23%)             (49%)              (46%)             (51%)             (44%)

 Iomega Optical Drive Units                             219               159                173               169               224
     Unit Change Yr/Yr                                   4%                2%                (3%)              32%                2%

 Hard Disk Drive (HDD) Units                             61                61                 39                44                66
     Unit Change Yr/Yr                                                                      117%               91%                8%

 Mini USB Drive Units                                     6                41                 56                82                96

Network Storage Systems

     NAS Units                                        1,633             1,273              1,618             1,546             2,170
     Unit Change Yr/Yr                                                                      133%               58%               33%